Exhibit B

Schedule of Transactions in Shares

Date of Transaction	Title of Class	Number of Shares Acquired	Number of Shares Disposed	Price Per Share

11/07/2025	Common Stock	225,000		$1.1234 (1)
11/10/2025	Common Stock	275,000		$1.1706 (2)
11/11/2025	Common Stock	300,000		$1.196 (3)
11/12/2025	Common Stock	375,000		$1.1889 (4)
11/13/2025	Common Stock	450,000		$1.2031 (5)
11/14/2025	Common Stock	250,000		$1.2392 (6)
11/17/2025	Common Stock	225,000		$1.2248 (7)
11/18/2025	Common Stock	275,000		$1.2342 (8)
11/19/2025	Common Stock	350,000		$1.2826 (9)
11/20/2025	Common Stock	450,000		$1.3028 (10)
11/24/2025	Common Stock	150,000		$1.4325 (11)
11/25/2025	Common Stock	7,550,000		$1.3031 (12)

(1) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.1153 to $1.1321. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(2) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.1688 to $1.1732. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(3) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.1881 to $1.2053. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(4) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.1865 to $1.1913. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(5) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.1978 to $1.2098. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(6) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.2364 to $1.2434. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(7) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.2175 to $1.2299. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(8) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.2247 to $1.2421. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(9) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.2758 to $1.2870. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(10) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.2788 to $1.3500. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(11) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.4290 to $1.4396. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.

(12) The price reported is a weighted average price. These Common Shares were bought in multiple transactions within the range of $1.30 to $1.3843. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares bought at each separate price within the range set forth in this footnote.